                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -------------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                      PURSUANT TO SECTION 12(b) OR 12(g) OF
                       THE SECURITIES EXCHANGE ACT OF l934


                          NetScreen Technologies, Inc.
      ---------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


              Delaware                                   77-0469208
----------------------------------------    ------------------------------------
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

        350 Oakmead Parkway
           Sunnyvale, CA                                  94085
-------------------------------------                   ----------
(Address of principal executive offices)                (Zip Code)


If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General
Instruction A.(c), check the following box.   [_]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General
Instruction A.(d), check the following box.   [X]


 Securities Act registration statement file number to which this form relates:

                                    333-71048
                                    ---------

       Securities to be registered pursuant to Section 12(b) of the Act:

                                      None
                                      ----

       Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, $0.001 par value per share
                    ----------------------------------------
                                (Title of Class)

Item 1.  Description of Registrant's Securities to be Registered.

     The description of the Common Stock of Registrant set forth under the caption "Description of Capital Stock" in Registrant's Registration Statement on Form S-1 (File No. 333-71048) as originally filed with the Securities and Exchange Commission on October 5, 2001, or as subsequently amended (the "Registration Statement"), and in the Prospectus included in the Registration
 ----------------------
Statement, is hereby incorporated by reference in response to this item.

Item 2.  Exhibits.

     The following exhibits are filed herewith or incorporated herein by reference:

Exhibit                      Description                         Incorporated by Reference
-------                      -----------                         -------------------------
                                                               Form         Date      Number
                                                               ----         ----      ------
1.01         Form of Underwriting Agreement.                    S-1        10/5/01     1.01

3.01         Restated Certificate of Incorporation of           S-1        10/5/01     3.01
             the Registrant as filed October 2, 2001.

3.02         Form of Restated Certificate of                    S-1        10/5/01     3.02
             Incorporation to be filed upon the closing
             of the Registrant's initial public offering.

3.03         Bylaws, as amended, dated March 16, 2001.          S-1        10/5/01     3.03

3.04         Restated Bylaws of the Registrant to be            S-1        10/5/01     3.04
             effective upon the closing of the
             Registrant's initial public offering.

4.01         Fifth Amended and Restated Investor Rights        S-1/A      11/13/01     4.01
             Agreement by and among the Registrant,
             certain stockholders and certain investors
             dated October 3, 2001.

4.02         Specimen Common Stock Certificate.                S-1/A      11/23/01     4.02

10.01        Form of Restated Founder's Restricted Stock        S-1        10/5/01    10.01
             Purchase Agreement, as amended.

10.02        1997 Equity Incentive Plan, as amended on          S-1        10/5/01    10.02
             August 10, 2001, and form of stock option
             agreement.

10.03        2001 Equity Incentive Plan, and form of           S-1/A      11/27/01    10.03
             stock option agreement.

10.04        2001 Employee Stock Purchase Plan.                 S-1        10/5/01    10.04

10.05        1997 Equity Incentive Plan form of stock           S-1        10/5/01    10.05
             option agreement for executive officers.

99.01        The description of the Registrant's Common         S-1        10/5/01
             Stock set forth under the caption
             "Description of Capital Stock" in the
             Prospectus included in the Registration
             Statement.

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.



Dated:  December 4, 2001                   NetScreen Technologies, Inc.



                                           By:  /s/ Remo E. Canessa
                                              ----------------------------------
                                              Remo E. Canessa
                                              Chief Financial Officer

                                Index to Exhibits
                                -----------------

Exhibit                    Description                           Incorporated by Reference
-------                    -----------                           -------------------------
                                                               Form         Date      Number
                                                               ----         ----      ------
1.01         Form of Underwriting Agreement.                    S-1        10/5/01     1.01

3.01         Restated Certificate of Incorporation of           S-1        10/5/01     3.01
             the Registrant as filed October 2, 2001.

3.02         Form of Restated Certificate of                    S-1        10/5/01     3.02
             Incorporation to be filed upon the closing
             of the Registrant's initial public offering.

3.03         Bylaws, as amended, dated March 16, 2001.          S-1        10/5/01     3.03

3.04         Restated Bylaws of the Registrant to be            S-1        10/5/01     3.04
             effective upon the closing of the
             Registrant's initial public offering.

4.01         Fifth Amended and Restated Investor Rights        S-1/A      11/13/01     4.01
             Agreement by and among the Registrant,
             certain stockholders and certain investors
             dated October 3, 2001.

4.02         Specimen Common Stock Certificate.                S-1/A      11/23/01     4.02

10.01        Form of Restated Founder's Restricted Stock        S-1        10/5/01    10.01
             Purchase Agreement, as amended.

10.02        1997 Equity Incentive Plan, as amended on          S-1        10/5/01    10.02
             August 10, 2001, and form of stock option
             agreement.

10.03        2001 Equity Incentive Plan, and form of           S-1/A      11/27/01    10.03
             stock option agreement.

10.04        2001 Employee Stock Purchase Plan.                 S-1        10/5/01    10.04

10.05        1997 Equity Incentive Plan form of stock           S-1        10/5/01    10.05
             option agreement for executive officers.

99.01        The description of the Registrant's Common         S-1        10/5/01
             Stock set forth under the caption
             "Description of Capital Stock" in the
             Prospectus included in the Registration
             Statement.